UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE OMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

LINEAR TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LINEAR TECHNOLOGY CORPORATION

Notice of Annual Meeting of Stockholders
To Be Held on November 3, 2004

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Linear Technology Corporation, a Delaware corporation (the “Company”), will be held on November 3, 2004 at 3:00 p.m., local time, at the Company’s principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, for the following purposes:

1.	To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending July 3, 2005.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record of the Company’s common stock at the close of business on September 8, 2004, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy card.

FOR THE BOARD OF DIRECTORS

/s/ Arthur F. Schneiderman

Arthur F. Schneiderman Secretary

Milpitas, California
September 24, 2004

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

LINEAR TECHNOLOGY CORPORATION

PROXY STATEMENT
FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION
AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Linear Technology Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held November 3, 2004, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035. The telephone number at that location is (408) 432-1900.

        These proxy solicitation materials and the Company’s Annual Report to Stockholders for the year ended June 27, 2004, including financial statements, were mailed on or about September 24, 2004 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Stockholders of record at the close of business on September 8, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. As of the Record Date, 309,339,349 shares of the Company’s common stock, par value $0.001, were issued and outstanding. No shares of the Company’s Preferred Stock are outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Paul Coghlan, Vice President of Finance and Chief Financial Officer) a written notice of revocation or a duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person.

Voting Rights and Solicitation of Proxies

        On all matters other than the election of directors, each share has one vote. Each stockholder voting for the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (which number is currently set at five) multiplied by the number of shares held by such stockholder, or may distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select. However, no stockholder will be entitled to cumulate votes unless a stockholder has, prior to the voting, given notice at the meeting of the stockholder’s intention to cumulate votes. If any stockholder gives such notice, all stockholders may cumulate their votes for the election of directors. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors’ nominees as possible.

        The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, telegram, facsimile, e-mail or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to these persons for these services.

Quorum; Abstentions; Broker Non-Votes

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances or as discussed below, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law and the Company’s Bylaws for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of the presence of a majority of shares entitled to vote.

        When proxies are properly dated, executed and returned, the shares represented by those proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

        Pursuant to Delaware law, the Inspector will include shares that are voted “WITHHELD” or “ABSTAIN” on a particular matter among the shares present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting generally, and also among the shares voting on that particular matter (the “Votes Cast”). Broker non-votes on a particular matter will be counted for purposes of determining the presence of a quorum, but will not be counted for purposes of determining the number of “Votes Cast” with respect to the matter on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the determination as to whether the requisite approval has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

        Stockholders are entitled to present proposals for action at a forthcoming annual meeting of stockholders if they comply with the requirements of the Company’s Bylaws and the proxy rules established by the Securities and Exchange Commission. Stockholders’ proposals that are submitted for inclusion in the Company’s proxy statement and form of proxy card for next year’s annual meeting must be received by the Company no later than one hundred twenty (120) days prior to the one year anniversary date of the mailing of this Proxy Statement. Assuming a mailing date of September 24, 2004, the deadline for stockholder proposals for next year’s annual meeting will be May 27, 2005.

        In addition, under the Company’s Bylaws, a stockholder wishing to make a proposal at next year’s annual meeting, including nominating someone other than management’s slate of nominees for election to the Board of Directors, must submit that proposal to the Company not less than 90 days prior to the meeting (or, if the Company gives less than 100 days notice of the meeting, then within ten days after that notice). The Company may refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

        The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at this year’s Annual Meeting. In addition, assuming a mailing date of September 24, 2004 for this proxy statement, the proxy holders at next year’s annual meeting will have similar discretionary authority to vote on any matter that is submitted to the Company after August 10, 2005.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        The Company’s Bylaws currently provide for a board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

        The names of the nominees, and certain information about them as of September 8, 2004, are set forth below.

Name Of Nominee	Age	Principal Occupation	Director Since

Robert H. Swanson, Jr	66	Chairman and Chief Executive Officer of the Company	1981
David S. Lee	67	President and Chief Executive Officer, eOn Communication Corp.	1988
Leo T. McCarthy	74	President, The Daniel Group	1994
Richard M. Moley	65	Former President and Chief Executive Officer, StrataCom, Inc.	1994
Thomas S. Volpe	53	Chief Executive Officer, Volpe Investments LLC	1984

        There are no family relationships among the Company’s directors and executive officers.

        Mr. Swanson, a founder of the Company, has served as Chairman and Chief Executive Officer since April 1999. From the Company’s incorporation in September 1981 until April 1999, Mr. Swanson served as President and Chief Executive Officer. Mr. Swanson has also served as a director of the Company since its incorporation. From August 1968 to July 1981, he was employed in various positions at National Semiconductor Corporation, a manufacturer of integrated circuits, including Vice President and General Manager of the Linear Integrated Circuit Operation and Managing Director in Europe.

     Mr. Lee is Chairman of the Boards of eOn Communication Corp., Cortelco and Tavonni Technologies, and a Regent of the University of California. Mr. Lee co-founded Qume Corporation in 1973 and served as Executive Vice President of Qume until it was acquired by ITT Corporation in 1978. After the acquisition, Mr. Lee held the positions of Executive Vice President of ITT Qume until 1981, and President of ITT Qume through 1983. From 1983 to 1985, he served as Vice President of ITT and as Group Executive and Chairman of its Business Information Systems Group. In 1985, he became President and Chairman of Data Technology Corp. (“DTC”), and in 1988 DTC acquired and merged with Qume. Currently, Mr. Lee is a member of the Board of Directors of ESS Technology Inc., iBasis Inc., Accela.com and Daily Wellness Co. Mr. Lee served as a member of the President's Council on the 21st Century Workforce, appointed by President George W. Bush. Mr. Lee also served as an adviser to Presidents George Bush and Bill Clinton on the

Advisory Committee on Trade Policy and Negotiation (Office of the U.S. Trade Representative/Executive Office of the President) and to Governor Pete Wilson on the California Economic Development Corporation (CalEDC) and the Council on California Competitiveness. Mr. Lee is a past Commissioner of the California Postsecondary Education Commission, as well as having founded and served as Chairman of the Chinese Institute of Engineers, the Asian American Manufacturers' Association and the Monte Jade Science and Technology Association.

        Mr. McCarthy has served since January 1995 as President of The Daniel Group, a partnership engaged in international trade and other investment opportunities. Mr. McCarthy retired from elective office in 1994 after twelve years as Lieutenant Governor of the State of California. His primary responsibility as Lieutenant Governor was to help businesses start and grow through his role as chair of the California Commission for Economic Development. One major area of focus for Mr. McCarthy was and still remains international trade and investment, particularly involving Pacific Rim markets. Mr. McCarthy serves as a director on the board of Forward Funds, which is a mutual fund. He also serves as Vice Chair of the Board of Accela, Inc., a privately held software company.

        Mr. Moley served as Chairman, President and Chief Executive Officer of StrataCom, Inc., a network systems company, from June 1986 until its acquisition by Cisco Systems, Inc., a provider of computer internetworking solutions, in July 1996. Mr. Moley served as Senior Vice President and Board Member of Cisco Systems until November 1997, when he became a consultant and private investor. Mr. Moley served in various executive positions at ROLM Corporation, a telecommunications company, from 1973 to 1986. Prior to joining ROLM, he held management positions in software development and marketing at Hewlett-Packard Company. Mr. Moley serves as a director of Echelon Corporation, Calient Networks, Longboard, Inc., Polaris Networks, Novera Optical and Spirent, plc, a British company.

        Mr. Volpe has served as Chief Executive Officer of Volpe Investments LLC since July 2001. From December 1999 to June 2001, Mr. Volpe served as Chairman of Prudential Volpe Technology Group. Mr. Volpe served as Chief Executive Officer of Volpe Brown Whelan & Company, LLC (formerly Volpe, Welty & Company), a private investment banking and risk capital firm, from its founding in April 1986 until its acquisition by Prudential Securities in December 1999. Until April 1986, he was President and Chief Executive Officer of Hambrecht & Quist Incorporated, an investment banking firm with which he had been affiliated since 1981. Mr. Volpe is a member of the Board of Directors of 7th Inning Stretch, LLC and the Investment Office, LLC.

Board Independence

        The Board has determined that all of the nominees, except Mr. Swanson, satisfy the definition of independent director as established in Nasdaq listing standards. The Board has determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the definition of independent director as established in Nasdaq listing standards.

Board Meetings and Committees

        The Board of Directors of the Company held a total of 4 meetings during the fiscal year ended June 27, 2004. No director attended fewer than 75% of the meetings of the Board of Directors and the Board committees upon which such director served. One director, Mr. Swanson, attended the last annual meeting of stockholders.

Audit Committee

        The Audit Committee currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of 5 meetings during the last fiscal year. The Audit Committee is governed by a written charter that it has adopted. The Audit Committee appoints, compensates and oversees the Company’s independent registered accounting firm. The Audit Committee approves the accounting fees paid to the Company’s independent registered accounting firm and pre-approves any audit and non-audit services to be provided by such accounting firm. The Audit Committee also monitors the independence of the auditors.

        The Audit Committee meets independently with the Company’s independent auditors and senior management to review the general scope of the Company’s accounting, financial reporting, annual audit and matters relating to internal control systems and results of the annual audit.

        The Board of Directors has determined that Mr. Volpe is an “Audit Committee Financial Expert”, as such phrase is defined in the rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002, and that each member of the Audit Committee qualifies as financially sophisticated under applicable Nasdaq listing standards.

        The Audit Committee reviews and approves any proposed transactions between the Company and officers and directors or their affiliates. The committee’s charter is included as Appendix A.

Compensation Committee

        The Compensation Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of 4 meetings during the last fiscal year. The committee reviews and approves the Company’s executive compensation policy, including the salaries and target bonuses of the Company’s executive officers, and administers the Company’s stock plans. The committee’s charter is included as Appendix B.

Nominating and Corporate Governance Committee

        The Company has created a Nominating and Corporate Governance Committee, which consists of directors Lee, McCarthy, Moley and Volpe. During the 2004 fiscal year, the Nominating and Corporate Governance Committee was responsible for proposing nominees for election by the Company’s stockholders at the annual meeting. The committee also reviews the size and composition of the Board as well as oversees compliance by the Board and its committees with corporate governance aspects of the Sarbanes-Oxley Act and related SEC and Nasdaq rules. In addition, the committee determines the criteria for membership on the Board and evaluates director compensation. The committee also reviews and considers any nominees for election to the Board submitted by the stockholders. Further, the committee reviews the composition of the Board committees and recommends persons to serve as committee members. The committee also monitors the Company’s Code of Business Conduct and Ethics and considers questions of possible conflicts of interest of Board members or corporate officers. In addition, the committee develops and annually reviews corporate governance guidelines. The committee’s charter is included as Appendix C.

Director Compensation

        The Company currently pays each non-employee director an annual retainer of $20,000 and a fee of $1,500 for each meeting of the Board of Directors attended. Directors are generally eligible to receive options under the Company’s stock option plans. During the fiscal year ended June 27, 2004, Messrs. Lee,

McCarthy, Moley and Volpe each received an option to purchase 20,000 shares at an exercise price of $35.20. Each of these options vests as to 100% of the shares subject to the option one year from the date of grant. Mr. Volpe also receives an annual retainer of $115,000 as an Audit Committee Financial Expert.

Corporate Governance Matter

   Policy for Director Recommendations and Nominations

        The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by the Board of Directors, management and the Company’s stockholders. It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding at least 1% of the total outstanding shares of the Company. Stockholders must have held these shares continuously for at least twelve (12) months prior to the date of the submission of the recommendation. The Nominating and Governance Committee will consider a nominee recommended by the Company’s stockholders in the same manner as a nominee recommended by members of the Board of Directors or management.

        A stockholder who desires to recommend a candidate for election to the Board of Directors should direct the recommendation in writing to the Company, attention of:

Nominating and Governance Committee
c/o Linear Technology Corporation
1630 McCarthy Blvd.
Milpitas, CA 75035

The notice must include:

•	The candidate’s name, and home and business contact information;

•	Detailed biographical data and relevant qualifications;

•	A signed letter from the candidate confirming his or her willingness to serve;

•	Information regarding any relationships between the candidate and the Company within the last three years; and

•	Evidence of the required ownership of common stock by the recommending stockholder.

        In addition, a stockholder may nominate a person for election to the Board of Directors directly at the annual meeting of our stockholders, provided the stockholder has met the requirements set forth in our Bylaws and the rules and regulations of the SEC related to stockholder nominees and proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described above in the section entitled “Deadline for Receipt of Stockholder Proposals.”

        Where the Nominating and Governance Committee either identifies a prospective nominee or determines that an additional or replacement director is required, the Nominating and Governance Committee may take such measures that it considers appropriate in connection with evaluating the director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the committee considers a number of factors, including the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board.

•	Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest.

•	Such other factors as the committee may consider appropriate.

        The Nominating and Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Skills that are complementary to those of the existing Board members.

•	The ability to assist and support management and make significant contributions to the Company’s success.

•	An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

        In connection with its evaluation, the Nominating and Governance Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated for election to the Board, and the Board of Directors determines the actual nominees after considering the recommendation and report of the Nominating and Governance Committee.

   Stockholder Communications to Directors

        Stockholders may communicate directly with the members of the Company’s Board of Directors by sending a written communication to the Board of Directors (or any individual director) at the following address: c/o Chief Financial Officer, Linear Technology Corporation, 720 Sycamore Drive, Milpitas, California 95035. All communications will be compiled by our Chief Financial Officer and submitted to the Board or an individual director, as appropriate, on a periodic basis.

        The Company encourages all incumbent directors and nominees for election to attend the Annual Meeting.

   Director Independence

        In July 2004, the Board of Directors undertook a review of the independence of its directors and considered whether any director had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board of Directors affirmatively determined that all of the directors of the Company, with the exception of Mr. Swanson, our Chief Executive Officer, are independent of the Company and its management under the corporate governance standards of Nasdaq.

   Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of the Company, including the Company’s senior financial and executive officers. This Code is intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Company’s website. The Company also intends to post amendments to or waivers from the Code of Business Conduct and Ethics on our website.

Vote Required and Recommendation of Board of Directors

        The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors. Votes “WITHHELD” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon the election of directors under Delaware law.

        THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending July 3, 2005, and recommends that the stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors believes that it is desirable to request approval of this selection by the stockholders. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions from stockholders.

Fees Billed To The Company By Ernst & Young LLP During The Fiscal Year Ended June 27, 2004

	Fees Paid to Ernst & Young
	2003	2004
Audit Fees(1)	$236,000	$259,000
Audit-Related Fees(2)	$—	$6,500
Tax Fees(3)	$213,000	$174,000
All Other Fees(4)	$—	$—

__________

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in our public reports and services that Ernst & Young normally provides to clients in connection with statutory and regulatory filings and accounting consultations in connection with the annual audit of the consolidated financial statements.

(2)

Audit-Related Fees consist of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements that are not reported under “Audit Fees.” The services for the fees disclosed under this category are for procedures performed related to the Company’s filing to comply with California environmental regulations.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, advice and planning.
(4)	All Other Fees consists of fees for products and services other than those reported above.

Pre-Approval Process for Auditor Services

        All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations. The Audit Committee pre-approves all audit and non-audit services. The Audit Committee pre-approved all of the audit and non-audit services for which the fees identified in the above tables were incurred.

        THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 3, 2005.

BENEFICIAL SECURITY
OWNERSHIP OF DIRECTORS, EXECUTIVE
OFFICERS AND CERTAIN OTHER
BENEFICIAL OWNERS

Security Ownership

        The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock, as of the Record Date, by (a) each beneficial owner of more than 5% of the Company’s common stock, (b) the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers during fiscal 2004 (collectively, the “Named Executive Officers”), (c) each director of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

	Common Stock Amount
Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Beneficially Owned
Janus Capital Management LLC (1)	31,886,310	10.31%
100 Fillmore Street
Denver, CO 80206-4923
Capital Research and Management Company (2)	19,248,860	6.22%
333 South Hope Street
Los Angeles, CA 90071
Robert H. Swanson, Jr. (3)	2,201,538	*
David Bell (4)	278,995	*
Paul Coghlan (5)	844,230	*
Lothar Maier (6)	372,590	*
Robert C. Dobkin (7)	1,973,004	*
Thomas S. Volpe (8)	208,000	*
David S. Lee (9)	112,000	*
Leo T. McCarthy (10)	237,200	*
Richard M. Moley (11)	112,000	*
All directors and executive officers as a group (17 persons) (12)	7,682,297	2.48%

__________

*	Less than one percent of the outstanding common stock.
(1)	Shares beneficially owned as of July 31, 2004, based on information reported to the Company by Janus Capital Corporation on September 7, 2004.
(2)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004.
(3)

Includes (i) 94,502 shares issued in the name of Robert H. Swanson, Jr. and Sheila L. Swanson, Trustees of the Robert H. Swanson, Jr. and Sheila L. Swanson Trust U/T/A dated May 27, 1976, (ii) 82,749 shares issued in the name of Robert H. Swanson, Jr. Trustee, Robert H. Swanson, Jr. Annuity, Trust 1, U/A 6/17/02, (iii) 82,749 shares issued in the name of Robert H. Swanson, Jr. Trustee, Sheila L. Swanson Annuity, Trust 1, U/A 6/17/02, (iv) 1,666,538 shares issuable pursuant to options exercisable within 60 days of September 8, 2004 and (v) 275,000 shares subject to a restricted stock purchase agreement dated 7/20/04.

(4)

Includes (i) 339 shares issued in the name of David Bundy Bell and Bonnie Jean Bell, Trustees of the Bell Revocable Trust dated September 30, 1997, (ii) 243,906 shares issuable pursuant to options exercisable within 60 days of September 8, 2004 and (iii) 34,750 shares subject to a restricted stock purchase agreement dated 7/20/04.

(5)	Includes 710,532 shares issuable pursuant to options exercisable within 60 days of September 8, 2004 and 61,250 shares subject to a restricted stock purchase agreement dated 7/20/04.
(6)	Includes 329,590 shares issuable pursuant to options exercisable within 60 days of September 8, 2004 and 33,000 shares subject to a restricted stock purchase agreement dated 7/20/04.

(7)

Includes 690,704 shares issued in the name of Robert C. Dobkin and Kathleen C. Dobkin, Trustees of the Dobkin Family Trust dated 4/16/91, (ii) 1,220,300 shares issuable pursuant to options exercisable within 60 days of September 8, 2004 and (iii) 62,000 shares subject to a restricted stock purchase agreement dated 7/20/04.

(8)	Consists of 208,000 shares issuable pursuant to options exercisable within 60 days of September 8, 2004.
(9)	Consists of 112,000 shares issuable pursuant to options exercisable within 60 days of September 8, 2004.
(10)

Includes 18,000 shares issued in the name of Leo and Jacqueline McCarthy LLC and 10,000 shares issued in the name of the McCarthy Grandchildren’s Trust. Also includes 209,200 shares issuable pursuant to options exercisable within 60 days of September 8, 2004.

(11)	Consists of 112,000 shares issuable pursuant to options exercisable within 60 days of September 8, 2004.
(12)	Includes 6,015,912 shares issuable pursuant to options exercisable within 60 days of September 8, 2004 and 594,750 shares subject to a restricted stock purchase agreement dated 7/20/04.

SECURITIES AUTHORIZED FOR
ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of June 27, 2004 about shares of the Company’s common stock that may be issued upon exercise of outstanding options, warrants and rights under all of the Company’s existing equity compensation plans, including the 1986 Employee Stock Purchase Plan, the 1988 Stock Option Plan, 1996 Incentive Stock Option Plan and the 2001 Nonstatutory Stock Option Plan, and the number of shares of common stock that remain available for future issuance under these plans:

Plan category	Number of securities issuable upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)

Equity compensation plans approved by security holders	28,196,258		$24.40	6,062,995
Equity compensation plans not approved by security holders	12,793,463	(1)	$32.81	16,941,050
Total	40,989,721		$27.03	23,004,045

__________

(1)

Issued pursuant to the Company’s 2001 Nonstatutory Stock Option Plan, which does not require the approval of and has not been approved by stockholders. See description of the 2001 Nonstatutory Stock Option Plan below.

1996 Incentive Stock Option Plan

        The Company’s 1996 Incentive Stock Option Plan (the “1996 Plan”) was adopted by the Board of Directors in July 1996 and was approved by the Company’s stockholders in November 1996. The 1996 Plan provides for the granting to employees, including officers, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the granting to employees, directors and consultants of non-statutory stock options. Incentive stock options may be granted only to employees, including employee directors and officers. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with options granted to such persons, the 1996 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of common stock. Notwithstanding this limit, however, in connection with an individual’s initial employment with the Company, he or she may be granted options to purchase up to an additional 500,000 shares of common stock. The exercise price of an option is determined at the time the option is granted. Generally, in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the common stock on the date the option is granted. Non-statutory stock options may be granted with a per share exercise price of less than 100% of the fair market value of the common stock on the date the option is granted; provided, however, that if the non-statutory stock option is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price may not be less than 100% of such fair market value. Options granted under the 1996 Plan generally vest at a rate of 1/10th of the shares subject to the option after each six month period of continued service to the Company; however, the vesting schedule can change on a grant-by-grant basis. The 1996 Plan provides that vested options may be exercised for 3 months after termination of employment and for up to 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The 1996 Plan permits options to be exercised with cash, check, other shares of our stock, consideration received by us under a “cashless exercise” program or certain other forms of consideration. In the event that the Company merges with or into another corporation, or sells substantially all of its assets, the 1996 Plan provides that each outstanding option must be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. Unless terminated sooner, the 1996 Plan will terminate automatically in July 2006, although any options then outstanding under the plan will remain outstanding and exercisable for their term. As of the date of this proxy statement, there are 32,000,000 shares of common stock reserved for issuance under the 1996 Plan, of which 20,227,900 are subject to outstanding options and 4,435,105 shares remain available for future grant.

1988 Stock Option Plan

        The 1988 Stock Option Plan (the “1988 Plan”) has terms substantially the same as the terms of the 1996 Plan. The Company no longer grants options under this plan. As of the date of this proxy statement, 7,350,420 shares of common stock are subject to outstanding options under the 1988 Plan.

The 1986 Employee Stock Purchase Plan

        The 1986 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors in April 1986 and approved by the stockholders in May 1986. A total of 8,400,000 shares of the Company’s common stock have been reserved for issuance under the Purchase Plan, of which 696,363 remain available for future issuance as of the date of this proxy statement. The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase common stock through payroll deductions at the end of each offering period. The Purchase Plan is implemented by consecutive offering periods of approximately six months each, ending on the last trading day of fiscal months April and October of each year. The purchase price per share of the shares offered under the Purchase Plan in a given offering period is the lower of 85% of the fair market value of the common stock on the first day of the offering period or 85% of the fair market value of the common stock on the last day of the offering period. The purchase price for the shares is accumulated by payroll deductions during the offering period. The deductions must be at least 5%, but may not exceed 10%, of a participant’s eligible compensation for a given offering period.

        All persons who are employed by the Company on a given enrollment date and who are customarily employed by the Company for at least twenty hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period, and participation ends automatically on termination of employment with the Company. The Purchase Plan operates through the granting of an option to purchase shares on the first day of each offering period. The maximum number of shares placed under option in an offering period is determined by dividing the amount of the participant’s total payroll deductions that will accumulate during the offering period by a purchase price based on the fair market value of the common stock on the first day of the offering period, provided that the maximum number of shares subject to such option may not exceed 300 shares per offering period, and the maximum dollar value of the shares purchasable under the Purchase Plan cannot exceed $25,000 in any calendar year. Notwithstanding the foregoing, no employee will be permitted to participate in the Purchase Plan if, following such participation, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries. Unless terminated sooner, the Purchase Plan will terminate 20 years from its effective date.

2001 Nonstatutory Stock Option Plan

        In fiscal 2001, the Board of Directors approved the 2001 Nonstatutory Stock Option Plan (the “2001 Plan”). The 2001 Plan provides for the granting of non-qualified stock options to employees and consultants. The Company cannot grant options under the 2001 Plan to directors or officers of the Company. Options granted under the 2001 Plan generally vest at a rate of 1/10th of the shares subject to the option after each six month period of continued service to the Company; however, the vesting schedule can change on a grant-by-grant basis. The 2001 Plan provides that vested options may be exercised for 3 months after termination of employment and for up to 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The 2001 Plan permits options to be exercised with cash, check, other shares of our stock, consideration received by us under a “cashless exercise” program or certain other forms of consideration. In the event that the Company merges with or into another corporation, or sells substantially all of our assets, the 2001 Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of the date of this proxy statement, there are 30,000,000 shares of common stock reserved for issuance under the 2001 Plan, of which 13,435,594 are subject to outstanding options and 16,229,893 shares remain reserved for future issuance.

EXECUTIVE OFFICER COMPENSATION

        The following table sets forth all compensation received by the Named Executive Officers for services rendered to the Company in all capacities, for the three fiscal years ended June 27, 2004:

Summary Compensation Table

		Annual Compensation			Long Term Compensation (4)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($)(3)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Robert H. Swanson, Jr	2004	337,625	2,054,894	372,548	200,000	21,668
Chairman and Chief Executive	2003	334,751	1,352,127	239,556	381,400	17,112
Officer	2002	302,491	1,125,445	204,930	—	15,980
Paul Coghlan	2004	304,673	1,170,569	—	70,000	19,519
Vice President, Finance and	2003	287,886	803,447	—	146,690	15,859
Chief Financial Officer	2002	248,250	669,508	—	—	15,290
David B. Bell	2004	247,906	909,433	—	100,000	19,078
Vice President, Power and	2003	200,129	471,155	—	78,890	15,448
Business Unit	2002	181,721	355,981	—	—	13,195
Lothar Maier	2004	289,365	939,680	—	200,000	18,776
Vice President and Chief	2003	263,846	485,992	—	100,060	15,139
Operating Officer	2002	228,423	368,640	—	—	14,450
Robert C. Dobkin	2004	296,943	362,445	—	40,000	20,251
Vice President, Engineering	2003	289,616	323,900	—	118,060	16,286
and Chief Technical Officer	2002	275,502	367,351	—	—	15,290

__________

(1)	Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.
(2)	Includes insurance premiums paid by the Company under its life insurance program. Also includes 401(k) profit sharing distributions earned during the fiscal year.
(3)	Represents the imputed value of personal use of the Company’s airplane by Mr. Swanson during the applicable fiscal year.
(4)

Subsequent to June 27, 2004, the Company awarded shares of restricted stock to a number of its officers and employees. The restricted stock program was implemented to encourage employee retention. Recipients of restricted stock do not initially own the shares outright, but rather ownership in the shares will vest annually over a three year period provided that the recipient remains an employee of the Company on each vesting date. Recipients will receive dividends on the shares during the vesting period. In particular, the Named Executive Officers received the following awards of restricted stock: Mr. Swanson — 275,000 shares (aggregate fair market value $10,188,750), Mr. Coghlan — 61,250 shares (aggregate fair market value $2,269,312), Mr. Bell — 34,750 shares (aggregate fair market value $1,287,487), Mr. Maier — 33,000 shares (aggregate fair market value of $1,222,650), and Mr. Dobkin — 62,000 shares (aggregate fair market value $2,297,100).

Option Grants in Last Fiscal Year

        The following table shows, as to the Named Executive Officers, information concerning stock options granted during the year ended June 27, 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price Per Share ($/Sh)	Expiration Date(2)	5% ($)	10% ($)
Robert H. Swanson, Jr	200,000	4.59%	40.88	10/15/13	13,318,000	21,206,000
Paul Coghlan	70,000	1.61%	40.88	10/15/13	4,661,300	7,422,100
David B. Bell	100,000	2.29%	35.20	7/22/13	6,659,000	10,603,000
Lothar Maier	50,000	4.59%	35.20	7/22/13	2,867,000	4,565,000
	150,000		42.28	1/14/14	10,330,500	16,449,000
Robert C. Dobkin	40,000	0.92%	40.88	10/15/13	2,663,600	4,241,200

__________

(1)	The Company granted to employees in fiscal 2004 options to purchase 4,360,000 shares of common stock.
(2)	Options may terminate before their expiration upon the termination of optionee’s status as an employee, director or consultant, the optionee’s death or disability or an acquisition of the Company.
(3)

Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%) over the option term. Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price per share of the Company’s common stock were to increase from the prices at the date of the above grants ($40.88/35.20/42.28 per share) over the next 10 years, the resulting stock prices at 5% and 10% appreciation would be approximately $66.59/57.34/68.87 per share at 5% and approximately $106.03/91.30/109.66 per share at 10%, respectively. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future stock price growth.

Option Exercises And Holdings

        The following table provides information with respect to option exercises in fiscal 2004 by the Named Executive Officers and the value of such officers’ unexercised options at June 27, 2004.

Aggregated Option Exercises in Last Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
Name	Shares Acquired On Exercise (#	Value Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert H. Swanson, Jr	62,000	2,117,201	1,360,107	409,293	24,686,238	3,282,470
Paul Coghlan	20,000	739,710	613,703	117,987	15,147,707	1,311,272
David B. Bell	10,000	286,675	183,664	150,226	2,822,728	1,075,470
Lothar Maier	10,000	76,727	256,355	113,705	2,498,410	1,030,161
Robert C. Dobkin	25,000	796,313	1,138,420	94,640	31,075,764	999,841

__________

(1)	Market value of underlying securities on the exercise date, minus the exercise price.
(2)	Value is based on the last reported sale price of the common stock on the Nasdaq National Market of $39.52 per share on June 25, 2004 (the last trading day for fiscal 2004), minus the exercise price.

Employment Agreements

        In January 2002, the Company entered into employment agreements with Mr. Swanson, its Chairman and Chief Executive Officer, with Mr. Coghlan, a Named Executive Officer, and with Mr. Dobkin, a Named Executive Officer.

   Employment Agreement with the Chairman and Chief Executive Officer

        Mr. Swanson’s employment agreement provides for an annual base salary of $345,000 at the time the agreement was entered into. Mr. Swanson’s annual base salary is subject to annual adjustment by the Compensation Committee, and has been subsequently increased to $405,000 from the original amount. Mr. Swanson’s employment agreement also entitles him to bonuses pursuant to his participation in the Company’s 1996 Senior Executive Bonus Plan and Key Employee Incentive Bonus Plan.

        If Mr. Swanson is involuntarily terminated by the Company for any reason other than cause (as defined in his employment agreement) or if he voluntarily resigns as an employee and as Chairman of the Board, then 100% of his stock options and restricted stock will immediately vest, and he will receive continued payments of one year’s base salary and bonus. In addition, the Company will pay Mr. Swanson’s group health and dental plan continuation coverage premiums until the earlier of 18 months from his termination and such time as Mr. Swanson and his dependents are covered by similar plans of a new employer.

        If Mr. Swanson voluntarily resigns as Chief Executive Officer other than for good reason, but agrees, at the request of the Board of Directors to remain as Chairman of the Board with duties requiring one to two days per week of Mr. Swanson’s time, Mr. Swanson will receive his existing salary and bonus pro rated based on the number of full days Mr. Swanson performs services as Chairman throughout the year, but in no event more than 50% of the last full annual bonus received by Mr. Swanson. In such case, Mr. Swanson’s benefits will continue, and his stock options and restricted stock will vest at twice the rate as if he had continued as Chief Executive Officer. After such time, if Mr. Swanson is involuntarily terminated as Chairman of the Board for any reason other than cause or if he voluntarily resigns, the severance benefits described in the preceding paragraph will be payable to Mr. Swanson.

        If there is a change of control of the Company (as defined in his employment agreement), Mr. Swanson will receive similar benefits to those he is entitled to receive if he is involuntarily terminated by the Company other than for cause or if he voluntarily resigns as an employee and Chairman of the Board, including payment of one year’s salary and bonus in a lump sum within five days of the change of control.

        If Mr. Swanson should die while employed by the Company, 50% of his then unvested restricted stock and options will vest immediately.

        The Company has a fractional ownership in two different aircraft operated by NetJets, Inc. So long as Mr. Swanson is either Chief Executive Officer or Chairman of the Board, he is entitled to use the Company’s airplane for personal use for up to 35% of the available flight time in any year. To the extent use of the airplane results in imputed taxable income to Mr. Swanson, the Company will make additional payments to him so that the net effect is the same as if no income were imputed to him.

        If payments to Mr. Swanson under his employment agreement (together with any other payments or benefits Mr. Swanson receives) would trigger the excise tax provisions of Sections 280G and 4999 of the

Code, Mr. Swanson will be paid an additional amount so that he receives, net of the excise taxes, the amount he would otherwise have been entitled to receive in their absence.

   Employment Agreements with Named Executive Officers

        The employment agreements with Mr. Coghlan and Mr. Dobkin, each Named Executive Officers, provide for annual base salaries of $285,000 and $280,000, respectively, at the time such agreements were entered into. Messrs. Coghlan and Dobkin’s annual base salaries are subject to annual adjustment by the Board of Directors, and have been subsequently increased to $330,000 and $310,000, respectively, from the original amounts. Each of these executives is also entitled to bonuses pursuant to the Company’s 1996 Senior Executive Bonus Plan and Key Employee Incentive Bonus Plan.

        If one of these executives is involuntarily terminated by the Company for any reason other than cause (as defined in the employment agreements) or if he voluntarily resigns with good reason (as defined in the employment agreements), then his stock options and restricted stock will immediately vest to the extent they would have vested had the executive remained employed by the Company for an additional six months, and he will receive continued payments of base salary and bonus for six months. In addition, the Company will pay the executive’s group health and dental plan continuation coverage premiums until the earlier of six months from his termination and such time as the executive and his dependents are covered by similar plans of a new employer.

        If, after a change of control (as defined in the employment agreements), one of the above executives is involuntarily terminated for any reason other than cause, or if he voluntarily resigns with good reason, then 50% of his then unvested stock options and restricted stock will immediately vest, and he will receive continued payments of one year’s base salary and 50% of his bonus. In addition, the Company will pay the executive’s group health and dental plan continuation coverage premiums until the earlier of twelve months from his termination and such time as the executive and his dependents are covered by similar plans of a new employer.

        If the executive should die while employed by the Company, 50% of his then unvested restricted stock and options will vest immediately.

        If payments to one of the above executives under his employment agreement (together with any other payments or benefits the executive receives) would trigger the excise tax provisions of Sections 280G and 4999 of the Code, and such payments are less than 3.59 multiplied by the executive’s “base amount” (as defined in Section 280G), then the payments will be reduced so that no portion of the payments will be subject to excise tax under Section 4999. If payments under the employment agreement (together with any other payments or benefits the executive receives) would exceed 3.59 multiplied by the executive’s “base amount,” then the executive will be paid an additional amount so that he receives, net of the excise taxes, the amount he would otherwise have been entitled to receive in their absence.

Compensation Committee Interlocks and Insider Participation

        No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership on Form 3 and of changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and ten percent stockholders are also required by Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon its review of copies of such forms and amendments, if any, received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors, and ten percent stockholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 27, 2004.

PERFORMANCE GRAPH

        The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend-reinvested basis, for Linear Technology Corporation, the Nasdaq National Market, the Nasdaq Electronic Components Stocks (the “NECS”) and the S&P 500. The graph also includes the S&P 500 Semiconductor Equipment and Products Index (the “SEPI”), as this index was used for comparative purposes in the Company’s 2003 proxy statement. As the SEPI does not assume reinvestment of dividends, the Company will utilize the NECS on a going forward basis, which measures cumulative total stockholder return assuming reinvestment of dividends. The graph assumes that $100 was invested in the Company’s common stock, in the Nasdaq National Market, in the NECS, in the SEPI and in the S&P 500 on the last trading day of the Company’s 1999 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

300
250
200
150
100
50
0
June 1999
June 2000
June 2001
June 2002
June 2003
June 2004
LLTC
Nasdaq
NECS
S&P 500
SEPI

	June 1999	June 2000	June 2001	June 2002	June 2003	June 2004

LLTC	100	191	132	94	98	120
Nasdaq	100	148	80	55	61	77
NECS	100	49	92	56	63	84
S&P 500	100	107	92	75	76	90
SEPI	100	227	100	63	63	84

AUDIT COMMITTEE REPORT

        The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended June 27, 2004.

     The Audit Committee of the Board of Directors has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 27, 2004 with the Company’s management;

•	discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the materials required to be discussed by Statement of Auditing Standard 61; and

•	reviewed the written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board No. 1 and has discussed with Ernst & Young LLP its independence.

        Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent registered public accounting firm and the Company’s management, the Audit Committee has recommended to the Board of Directors that the Company’s financial statements for the fiscal year ended June 27, 2004 be included in the Company’s 2004 Annual Report on Form 10-K.

Respectfully submitted by: THE AUDIT COMMITTEE David S. Lee Leo T. McCarthy Richard M. Moley Thomas S. Volpe

COMPENSATION COMMITTEE REPORT

Introduction

        The Compensation Committee of the Board of Directors is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company’s compensation practices, executive salary levels and variable compensation programs, both cash-based and equity-based. The Committee generally determines base salary levels for executive officers of the Company at or about the start of each fiscal year and determines actual bonuses at the end of each six-month fiscal period based upon Company and individual performance.

Compensation Philosophy

        The Committee has adopted an executive pay-for-performance philosophy covering all executive officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company’s business objectives and performance and to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

Compensation Program

        The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has four principal components, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

   Cash-Based Compensation

        Base Salary—Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salary increases are made based on median increases in salaries for similar executives of similar-size companies in the high technology industry.

        Profit Sharing—Profit sharing payments are distributed semi-annually to all employees, including executives, from a profit sharing pool. The amount of the pool is largely determined by the magnitude of sales and operating income for the six-month period. This pool is distributed to all eligible employees based on the ratio of their individual salary to total salaries for all employees. A portion of this profit sharing is paid directly into a 401(k) retirement plan for all United States employees.

        Bonuses—The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive semi-annual cash bonuses. Targets for sales growth and operating income as a percentage of sales influence the size of the pool. Individual payments are made based on the Company’s achievement of these targets and upon the individual’s personal and departmental performance.

        In 1996, the Company adopted the 1996 Senior Executive Bonus Plan to facilitate, under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company’s most highly compensated executive officers. In fiscal 2004, the participants included Messrs. Swanson, Coghlan, Bell, Maier and Dobkin. In fiscal 2005, the plan will include the Chief Executive Officer and each of the Company’s four other most highly compensated executive officers. The maximum amount payable to any individual in any one year under the plan is $5 million.

   Equity-Based Compensation

        Stock Options—Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to stockholders. The options generally vest over a five-year period to encourage option holders to continue in the employ of the Company. Over 40% of worldwide employees have received stock options. In granting options, the Compensation Committee takes into account the number of shares and outstanding options already held by the individual.

        Restricted Stock— Subsequent to the end of fiscal 2004, the Company implemented a restricted stock program. Under the terms of the program, the Company granted certain employees, including its executive officers, a discount option with an exercise price equal to the par value of its common stock, which is $0.001 per share. Upon exercise, participants received shares of restricted stock which were subject to a right of repurchase in favor of the Company that lapses annually over a three year period. Participants are entitled to receive dividends on the shares of restricted stock during the vesting period. The restricted stock program was implemented to encourage employee retention.

Chief Executive Officer Compensation

        The Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer.

Compensation Limitations for Tax Purposes

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. In 1996, the Company implemented the 1996 Senior Executive Bonus Plan in order to qualify certain bonus payments to the Named Executive Officers as performance-based compensation under Section 162(m). The Committee believes that the implementation of the 1996 Senior Executive Bonus Plan enables the Company to compensate its executive officers in accordance with its pay-for-performance philosophy while maximizing the deductibility of such compensation. However, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

        The Committee believes that a fair and motivating compensation program has played a critical role in the success of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.

Respectfully submitted by: THE COMPENSATION COMMITTEE David S. Lee Leo T. McCarthy Richard M. Moley Thomas S. Volpe

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: September 24, 2004

Appendix A:   Charter for the Nominating Committee

Appendix B:   Charter for the Audit Committee

Appendix C:   Compensation Committee Charter

APPENDIX A

CHARTER FOR THE NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

OF

LINEAR TECHNOLOGY CORPORATION

(As of April 13, 2004)

1.   PURPOSE

The purpose of the Nominating Committee (the “Committee”) of the Board of Directors of Linear Technology Corporation (the “Company”) shall be to:

•

review the composition and evaluate the performance of the Board of Directors; select, or recommend for the selection of the Board of Directors, director nominees; and evaluate director compensation; and

•	review the composition of committees of the Board of Directors and recommend persons to be members of such committees.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2.   MEMBERSHIP AND ORGANIZATION

Composition.  The Committee shall consist of no fewer than three members of the Board of Directors. All members of the Committee shall be appointed and replaced by the Board of Directors, shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed “Independent Directors” as defined in Rule 4200 of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”). The Board of Directors may designate one member of the Committee as its Chair. The Committee may form and delegate authority to subcommittees when appropriate. Any such subcommittee shall consist solely of Committee members.

Meetings.  The Committee will meet at least once per quarter unless otherwise determined by the Committee. The Committee will provide the schedule of Committee meetings to the Board of Directors. Special meetings may be convened as required. The Committee, or its Chair, shall report to the Board of Directors on the results of these meetings. The Committee may invite to its meetings other Directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation.  Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors.

3.   RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall include:

Composition of the Board of Directors, Evaluation and Nominating Activities

•

Review the composition and size of the Board of Directors and determine the criteria for membership on the Board of Directors, which may include, among other criteria, issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service, other commitments and the like;

•	Conduct an annual evaluation of the Board of Directors as a whole and the Committee as a whole;

•

Identify, consider and select, or recommend for the selection of the Board of Directors, candidates to fill new positions or vacancies on the Board of Directors, and review any candidates recommended by stockholders, provided that such recommendations are submitted in writing to the Secretary of the Company, and include, among other things, the recommended candidate’s name, biographical data and qualifications, and that such recommendations are otherwise made in compliance with the Company’s bylaws and its stockholder nominations and recommendations policy;

•

Evaluate the performance of individual members of the Board of Directors eligible for re-election, and select, or recommend for the selection of the Board of Directors, the director nominees for election to the Board of Directors by the stockholders at the annual meeting of stockholders; and

•

Evaluate director compensation, consulting with outside consultants and/or with the Human Resources department when appropriate, and make recommendations to the Board of Directors regarding director compensation.

Committees of the Board of Directors

•

Periodically review the composition of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the change in mandate or dissolution of committees; and

•	Recommend to the Board of Directors persons to be members of the various committees.

In performing its duties, the Committee shall have the authority to obtain advice, reports or opinions from internal or external legal counsel and expert advisors, including any search firm to be used to identify candidates for the Board of Directors, and shall have sole authority to approve such experts’ fees and other retention terms.

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APPENDIX B

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF LINEAR TECHNOLOGY CORPORATION

(as revised April 13, 2004)

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Linear Technology Corporation (the “Company”). The Audit Committee of the Board (the “Committee”) shall review and reassess the Charter at least annually and recommend any proposed changes to the Board for approval.

1.   Role, Organization and Authority

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The Committee shall maintain free and open communication with the independent auditors and Company management.

The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment, who meet the independence requirements of the Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”) and meet the financial literacy requirements for serving on audit committees. At least one member shall be designated by the Board as the “audit committee financial expert” as defined by Nasdaq and SEC.

The Committee is empowered to investigate any matter relating to the Company’s accounting, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee has the authority to engage and determine funding for independent counsel and other advisors, as it deems necessary to carry out its duties.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each quarter the Committee shall have a separate private meeting with the independent auditors.

2.   Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

•

Appointing, compensating, retaining and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

•

Pre-approving any audit and permitted non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

•

Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

•

Reviewing the audited financial statements and any report rendered by the independent auditors and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards Number 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

•

Reviewing and discussing reports from the independent auditors on all critical accounting policies and practices used by the Company, alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

•	Issuing annually a report to be included in the Company’s proxy statement as required by the rules of the SEC.

2

•

Discussing with a representative of management and the independent auditors any issues arising from the independent auditors review of the quarterly financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q.

•

Reviewing with management and the independent auditor management's report on internal controls, and the independent auditor’s attestation and report on management’s assertions, as required by Section 404 of the Sarbanes-Oxley Act.

•	Discussing with management and the independent auditors the quality and adequacy of, and compliance with, the Company’s internal controls.

•

Discussing with management and/or the Company’s counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

•

Receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and investigating any confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

•	In connection with each periodic report of the Company, reviewing and discussing with management, as appropriate:

•	management’s disclosure to the Committee and the independent auditor under Section 302 of the Sarbanes-Oxley Act.

•	the contents of the Chief Executive Officer and Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.

•

Reviewing any report, by an attorney representing the Company, of a material violation of securities law, material breach of fiduciary duty, or similar violation of U.S. federal or state law as the Company’s Qualified Legal Compliance Committee.

•

Reviewing policies and procedures with respect to transactions between the Company and officers and directors or their affiliates (“Related Party Transactions”) and approving any proposed Related Party Transactions.

•	Monitor the appropriate standards adopted as a code of conduct and ethics for the Company and review compliance with such standards.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.

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APPENDIX C

LINEAR TECHNOLOGY CORPORATION
COMPENSATION COMMITTEE CHARTER
AS OF APRIL 13, 2004

MEMBERSHIP AND ORGANIZATION

The Committee shall consist of no fewer than two members. The members of the Committee shall be independent of the Company and its affiliates, and shall otherwise be deemed “Independent Directors” under the following requirements or definitions:

•	Independence requirements of the listing standards of The Nasdaq National Market
•	“Non-employee director” definition of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934
•	“Outside director” definition of Section 162(m) of the Internal Revenue Code of 1986

RESPONSIBILITIES AND AUTHORITY

The Board has delegated to the Committee the following authority:

•	Annually review and approve the compensation of the executive officers and, when considered appropriate by the Committee, other key employees and consultants

•	Set specific corporate objectives relevant to executive compensation, and review executive officer performance in light of these objectives

•	Review and approve employment agreements, severance arrangements, and applicable change in control agreements/provisions for the executive officers

•	Act as Administrator of the Company’s equity incentive plans and benefits programs, with authority to adopt or modify plans

•	Produce a report on executive compensation for inclusion in the Company’s annual proxy statement

•	Annually review the performance of the Committee

•	Assess the adequacy of this Charter annually and recommend changes to the Board

SUBCOMMITTEES AND ADVISORS

The Committee may delegate the above responsibilities to subcommittees when appropriate. The Committee has the authority to retain consultants on behalf of the Company to assist in its evaluation of compensation. The Committee shall also have authority to obtain advice and assistance from legal counsel, accountants or other advisors, as required.

MEETINGS

The Committee shall elect its own Chair and establish its own procedures. The Committee will meet regularly. Special meetings may be convened as required. The Committee will maintain written minutes of its meetings, which will be filed with the minutes of the Board meetings. The Committee, or its Chair, shall report to the Board on the results of these meetings.

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EDGAR ATTACHMENT A

PROXY

LINEAR TECHNOLOGY CORPORATION
2004 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Linear Technology Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 24, 2004 and hereby appoints Robert H. Swanson, Jr. and Paul Coghlan, or either of them, as attorneys-in-fact, each with full power, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Linear Technology Corporation to be held on November 3, 2004, at 3:00 p.m. local time, at the Company’s principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the specified nominees as directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and as said proxies deem advisable on such other matters as may properly come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THIS MEETING.

1.	To elect five(5) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.	FOR ALL ☐	WITHHELD FROM ALL ☐

Nominees: Robert H. Swanson, Jr.; David S. Lee; Leo T. McCarthy; Richard M. Moley; Thomas S. Volpe

☐ For all nominees exactly except as noted ______________________

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending July 3, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, upon such other matter or matters as may properly come before the meeting and any postponement or adjournment thereof.

This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:_____________________ Date: _____________         Signature:_____________________ Date: _____________

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.